Exhibit (g)(9)
                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                 --------, 2002


PNC Bank, N.A.
8800 Tinicum Boulevard
Philadelphia, PA 19153

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000; the Distribution Agreement between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999; (each an "Agreement," and collectively, the "Agreements").

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Fund under each Agreement or to Exhibit A to the Agreements, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. PNC shall be compensated for services rendered under each applicable Agreement as is consistent with the particular Agreement or the Fee Letter Agreement dated May 1, 1999, as amended and restated April 1, 2002, whichever is applicable.

         The Trust requests that you act in the capacity of Sub-Custodian with respect to the New Portfolio while continuing to act as Sub-Custodian with respect to the Funds named in the Agreements or to Exhibits A to the Agreements, if applicable.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                               Sincerely,

                                               Harris Insight Funds Trust

                                               ------------------------------
                                               Peter P. Capaccio
                                               President
PNC Bank, N.A.

Accepted:         _________________________




cc:  PFPC Trust Company

                                    EXHIBIT A

         This Exhibit A, dated as of , 2002, is Exhibit A to the Sub-Custodian Services Agreement dated February 18, 1999 among Harris Insight Funds Trust, PNC Bank, N.A., and PFPC Trust Company.


                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund



HARRIS INSIGHT FUNDS TRUST


By:  ____________________________
        Peter P. Capaccio
Title:  President



PNC BANK, N.A.                      PFPC TRUST COMPANY


By:  ____________________________   By:  ____________________________

Title:                              Title: